SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              ALLTRISTA CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

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      2.    Aggregate number of securities to which transaction applies:

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      3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      4.    Proposed maximum aggregate value transaction:

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      5.    Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

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      2.    Form, Schedule or Registration Statement No.:

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      3.    Filing Party:

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      4.    Date Filed:

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

                              ALLTRISTA CORPORATION
                5875 Castle Creek Parkway, North Drive, Suite 440
                        Indianapolis, Indiana 46250-4330

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                           PROXY STATEMENT SUPPLEMENT
                                 April 12, 2001

                                   ----------

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 1, 2001

                                   ----------

To Shareholders of Alltrista Corporation:

      This Proxy Statement Supplement and the accompanying proxy card are furnished to shareholders in connection with the solicitation by the Board of Directors of Alltrista Corporation (the "Corporation") of proxies to be voted at the Annual Meeting of Shareholders to be held on June 1, 2001, and any adjournment thereof.

      This Proxy Statement Supplement contains information related to the nomination of certain individuals to the Board of Directors by a shareholder of the Corporation and certain other information. This Proxy Statement Supplement amends and supplements the Proxy Statement of the Corporation dated April 2, 2001 (the "Proxy Statement"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Proxy Statement.

                              ELECTION OF DIRECTORS

      As previously reported, the Corporation is in a process of reviewing its strategic alternatives, including the possible sale of the Corporation. In connection with that process, Marlin Partners II, L.P. ("Marlin") has expressed an interest in making an acquisition proposal, executed a confidentiality agreement with the Corporation, undertaken a due diligence review of the Corporation and received a management presentation regarding the Corporation's business.

      Marlin had previously given notice to the Corporation of its intention to nominate two individuals to serve as directors of the Corporation. Very recently, Marlin requested a list of shareholders of the Corporation so that Marlin may solicit proxies for the election of its nominees. As a result, you may be receiving soliciting material from Marlin in the near future.

      Information regarding the Marlin nominees concerning age, principal occupation and business experience during the last five years and current directorships is attached as Appendix A in exactly the form furnished to the Corporation by Marlin.

      WE URGE YOU TO RETURN THE CORPORATION'S WHITE PROXY CARD IN SUPPORT OF THE CORPORATION'S NOMINEES TO THE BOARD OF DIRECTORS. Given Marlin's participation in the possible sale of the Corporation, we believe it would be a conflict of interest to have representatives of Marlin on the Board of Directors while the Board of Directors is determining which proposal for the purchase of the Corporation, if any, is in the best interest of ALL shareholders. If elected, Marlin's nominees may offer to abstain from or otherwise not participate in Board of Directors discussions regarding a possible sale of the Corporation. Nonetheless, we believe their mere presence on the Board of Directors during the course of such discussions would be disruptive and counterproductive. Your Board strongly urges you to reject any Marlin solicitation and not sign any proxy card Marlin may send to you.

                   CERTAIN INFORMATION REGARDING PARTICIPANTS

      The Corporation, each of its current Directors and each of its nominees could be deemed participants (collectively, the "Participants") in any solicitation by the Corporation in opposition to Marlin. Certain information relating to the Participants is set forth below.

Transactions by Participants in the Securities of the Corporation in the Past Two Years

      The dates within the past two years on which any of the Participants purchased or sold securities of the Corporation and the amount purchased or sold on each date are set forth below. Unless otherwise indicated below, all transactions were in the Common Stock of the Corporation and were effected by normal purchases or sales through the New York Stock Exchange. Except as indicated below, no Participant has purchased or sold any securities of the Corporation within the past two years.

                               Date of       Nature of     Number of   Price per
      For the account of:    Transaction    Transaction    Shares(#)   Share ($)
      -------------------    -----------    -----------    ---------   ---------

      Thomas B. Clark         06/08/1999    Purchase (1)     3,713       10.8900
                              06/08/1999    Sale (2)         1,418       28.5000
                              06/22/1999    Purchase (1)     7,877       13.0900
                              06/22/1999    Sale (2)         3,401       30.3125

      Lynda W. Popwell        12/07/1999    Purchase           425       23.5000

      (1) Purchase of common stock of Alltrista Corporation through the Alltrista Corporation Stock Option Plan.

      (2) To exercise a stock option, the Participant returned shares to the Corporation valued at the fair market value on the exercise date.

Business Addresses

      The business address for each Participant other than Robert L. Wood is 5875 Castle Creek Parkway, North Drive, Suite 440, Indianapolis, Indiana 46250. The business address for Mr. Wood is The Dow Chemical Company, 2030 Dow Center, Midland, Michigan 48674.

Additional Agreements and Understandings

      Except as otherwise stated herein or in the Proxy Statement, none of the Participants (i) owns any securities of the Corporation of record but not beneficially, (ii) has incurred indebtedness for the purpose of acquiring or holding securities of the Corporation, (iii) except as set forth in Appendix B, is or has been a party to any contract, arrangement or understanding with respect to any securities of the Corporation within the past year, (iv) owns beneficially, directly or indirectly, any securities of the Corporation or any parent or subsidiary of the Corporation or (v) has any arrangement or understanding with respect to future employment by the Corporation or with respect to any future transactions to which the Corporation or any of its affiliates will be or may be a party. In addition, except as set forth herein or in the Proxy Statement, no associate of any of the Participants (i) owns beneficially, directly or indirectly, any securities of the Corporation or (ii) has any arrangement or understanding with respect to future employment by the Corporation or with respect to any future transactions to which the Corporation or any of its affiliates will be or may be a party.

      The Board of Directors is considering providing senior executives with modified deferred compensation arrangements. Accordingly, Thomas B. Clark and Kevin D. Bower have agreed to forgo payments of $1,042,184 and $294,260, respectively, payable to them under the Corporation's previously funded 1993 Deferred Compensation Plan and Excess Savings and Retirement Plan in exchange for loans from the Corporation in the same amounts. Each loan, which will bear interest at the applicable federal rate, will be fully secured by life insurance policies in favor of the Corporation on the lives of the senior executive and his spouse. All accrued interest and principal on each loan shall be payable upon the death of the senior executive and his spouse.

                         SOLICITATION AND OTHER MATTERS

Solicitation of Proxies

      The solicitation of proxies on behalf of the Board of Directors will be conducted by mail, personally or by telephone, telegram, over the Internet or by other forms of wire or facsimile communication. Officers, Directors and employees of the Corporation may solicit proxies and will not receive additional compensation for this activity. The Corporation has retained CIC/Georgeson Shareholder Communications ("CIC") to assist in the solicitation of proxies for a fee of $30,000 plus out-of-pocket expenses. CIC will employ approximately 50 people to solicit the Corporation's shareholders. In addition to solicitation of proxies, CIC will provide advisory services as requested pertaining to the solicitation of proxies. The Corporation will also indemnify CIC against certain liabilities and expenses relating to the proxy solicitation, including liabilities under the federal securities laws.

      The Corporation estimates the aggregate amount to be spent in connection with the solicitation of proxies will not exceed $150,000 (including professional fees and expenses, but excluding costs represented by salaries and wages of regular employees of the Corporation and excluding the normal expenses of an uncontested election at an annual meeting). The Corporation will pay the cost of soliciting proxies. Upon request, the Corporation will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of Common Stock. Total expenditures to date have been approximately $35,000.

Audit Committee

      All of the current members of the Audit Committee of the Corporation are independent as defined in the rules of the New York Stock Exchange.

Other Matters to be Considered

      As of the date of this Proxy Statement, the Board of Directors of the Corporation has no knowledge of any matters to be presented for consideration at the meeting other than those referred to above. However, persons named in the accompanying form of proxy shall have the authority to vote such proxy as to any other matters which do properly come before the meeting and as to matters incidental to the conduct of the meeting, according to their discretion.

                                    By Order of the Board of Directors


                                    Garnet E. King
                                    Corporate Secretary

April 12, 2001
Indianapolis, Indiana

PLEASE SIGN, DATE AND RETURN THE WHITE PROXY CARD AT YOUR EARLIEST CONVENIENCE. YOUR VOTE IS IMPORTANT.

IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE IN VOTING YOUR SHARES, PLEASE CONTACT CIC/GEORGESON SHAREHOLDER COMMUNICATIONS AT 888-367-2734.

                                   Appendix A

      Mr. Martin E. Franklin, age 36, is a managing member of Marlin Management, L.L.C., the general partner of Marlin, the stockholder who intends to make the nomination. He is currently and has been the Chairman and Chief Executive Officer of the general partner of Marlin Capital, L.P., a private investment partnership, and its affiliates since October 1996. In addition to serving on various private company boards, Mr. Franklin was the Chairman of the Board of Directors of Bolle Inc., an American Stock Exchange company, from February 1997 until February 2000. Mr. Franklin has previously held positions as Chairman and Chief Executive Officer of Lumen Technologies (f/k/a BEC Group, Inc.), a New York Stock Exchange company, from May 1996 to December 1998 and of its predecessor, Benson Eyecare Corporation, a New York Stock Exchange company, from October 1992 to May 1996. In addition, Mr. Franklin has served as a director of Specialty Catalog Corp., a Nasdaq company, since 1994, as a director of Corporate Express, Inc., a Nasdaq company, from April 1999 through November 1999, and as a director of OptiCare Health Systems, Inc., an American Stock Exchange company, from August 1999 to January 2001.

      Mr. Ian G.H. Ashken, age 40, is a managing member of Marlin Management, L.L.C., the general partner of Marlin, the stockholder who intends to make the nomination. He is currently and has been the Vice-Chairman and Executive Vice President of the general partner of Marlin Capital, L.P., a private investment partnership, and its affiliates since October 1996. In addition to serving on various private company boards, Mr. Ashken was the Vice-Chairman of the Board of Directors of Bolle Inc., an American Stock Exchange company, from December 1998 until February 2000; from February 1997 until his appointment as Vice-Chairman Mr. Ashken was the Chief Financial Officer and a Director of Bolle Inc. Mr. Ashken has previously held positions as Chief Financial Officer and a director of Lumen Technologies (f/k/a BEC Group, Inc.), a New York Stock Exchange company, from May 1996 to December 1998 and of its predecessor, Benson Eyecare Corporation, a New York Stock Exchange company, from October 1992 to May 1996. In addition, Mr. Ashken served as a director of OptiCare Health Systems, Inc., an American Stock Exchange company, from August 1999 to January 2001.

                                   Appendix B

      The following table sets forth options to purchase securities of the Corporation held by the Participants that have been outstanding since the beginning of the last fiscal year. All options set forth below relate to the Corporation's Common Stock, expire on the tenth anniversary of the option's grant date and become exercisable upon a change in control of the Corporation. Other than those options that have been granted to Mr. Clark, all options set forth below vest on the first anniversary of the option's grant date. Options granted to Mr. Clark vest in four equal annual installments beginning on the first anniversary of the option's grant date. All of the options set forth below were granted pursuant to certain stock option plans of the Corporation.

                                      Option          Shares          Exercise
                                       Grant           Under           Price
          Name                         Date          Option(#)      per Share($)
          ----                         ----          ---------      ------------
Thomas B. Clark                     05/11/1993         7,600           13.25
                                    03/17/1994         5,000           19.62
                                    03/16/1995         6,366           22.25
                                    03/16/1995           634           22.25
                                    03/11/1996         5,769           21.25
                                    03/11/1996         1,231           21.25
                                    03/20/1997         4,610           21.50
                                    03/20/1997         2,390           21.50
                                    12/21/2000        15,000           12.50

Douglas W. Huemme                   04/30/2000         1,000           21.25

Richard L. Molen                    04/30/1994           350           18.75
                                    04/30/1995           350           24.12
                                    04/30/1996           350           23.75
                                    04/30/1997         1,000           21.50
                                    04/30/1998         1,000           27.00
                                    04/30/1999         1,000           21.25
                                    04/30/2000         1,000           21.25

Lynda W. Popwell                    04/30/1998         1,000           27.00
                                    04/30/1999         1,000           21.25
                                    04/30/2000         1,000           21.25

Patrick W. Rooney                   04/30/1995           350           24.12
                                    04/30/1996           350           23.75
                                    04/30/1997         1,000           21.50
                                    04/30/1998         1,000           27.00
                                    04/30/1999         1,000           21.25
                                    04/30/2000         1,000           21.25

David L. Swift                      04/30/1993           350           13.25
                                    04/30/1994           350           18.75
                                    04/30/1995           350           24.12
                                    04/30/1996           350           23.75
                                    04/30/1997         1,000           21.50
                                    04/30/1998         1,000           27.00
                                    04/30/1999         1,000           21.25
                                    04/30/2000         1,000           21.25

Robert L. Wood                      04/30/2000         1,000           21.25

    Please mark your                                                       6328
|X| vote as in this
    example.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR the proposals 1 and 2.

                   FOR      WITHHELD authority for all Nominees
1. Election of
   Directors       |_|       |_|  Nominees:
                                      Richard L. Molen
                                      Lynda W. Popwell

For, except vote withheld from the following nominee(s):

_______________________________________________________


                                                  FOR      AGAINST     ABSTAIN
2. Proposals to approve the appointment of
   Ernst & Young LLP as the independent           |_|        |_|          |_|
   public accountants of the Corporation.

3. In their discretion, the proxies are authorized to vote upon such other business as properly may come before the meeting.

Please sign exactly as name appears at left. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Note: Please sign name exactly as your name appears on the Stock Certificate. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.


___________________________________________________________

___________________________________________________________
Signature (if held jointly)                      Date

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                         /\  FOLD AND DETACH HERE  /\

                   The Board of Directors recommends a vote

                                      FOR

                           proposals 1 and 2 above.

ALLTRISTA Corporation                            PROXY/VOTING INSTRUCTION CARD

5875 Castle Creek Parkway, North Drive, Suite 440, Indianapolis, IN 46250
______________________________________________________________________________
This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on June 1, 2001.

The undersigned hereby appoints Thomas B. Clark, Kevin D. Bower, Jerry T. McDowell, and each or any of them as Proxies, with full power of substitution, to vote all shares of Alltrista Corporation Common Stock entitled to be voted by the undersigned for the election of directors and on Proposal 2 referred to on the reverse side of this Proxy Card and described in the Proxy Statement, and on any other business as properly may come before the Annual Meeting of Shareholders on June 1, 2001, or any adjournment thereof.

This proxy will be voted as directed. If no direction is given, this proxy will be voted FOR Items 1 and 2.

Election of two Directors. Nominees are:
Richard L. Molen, Lynda W. Popwell

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

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                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

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                         /\  FOLD AND DETACH HERE  /\

                            YOUR VOTE IS IMPORTANT

                   Please sign, date and return your proxy
                           in the enclosed envelope.